EXHIBIT 99.1

FOR IMMEDIATE RELEASE:
August 11, 2021

Centrus Reports Second Quarter 2021 Results

•Net income of $11.6 million on $62.4 million in revenue
•Consolidated cash balance of $176.0 million as of June 30, 2021
•U.S. Nuclear Regulatory Commission approved license amendment request to produce HALEU

BETHESDA, Md. – Centrus Energy Corp. (NYSE American: LEU) today reported net income of $11.6 million for the quarter ended June 30, 2021, compared to net income of $33.7 million for the second quarter of 2020. The prior period included a one-time payment of $32.4 million collected from a customer as part of the customer’s bankruptcy proceeding. The net income allocable to common stockholders in the second quarter of 2021 was $10.9 million, or $0.81 (basic) and $0.79 (diluted) per common share.

“The second quarter was another profitable and productive one for Centrus,” said Daniel B. Poneman, Centrus president and chief executive officer. “The Nuclear Regulatory Commission approved our license amendment application to produce High-Assay, Low-Enriched Uranium at our Piketon, Ohio, facility – making Centrus the only company in the United States licensed to enrich HALEU. We continue to make good progress on the HALEU demonstration program despite the impacts of COVID on our supply chain, and look forward to beginning production next year.”

Financial Results

Centrus generated total revenue of $62.4 million for the second quarter of 2021, a decrease of $13.3 million, or 18 percent, from the prior year period.

Revenue from the LEU segment decreased $18.2 million in the three months and $10.8 million in the six months ended June 30, 2021, compared to the corresponding periods in 2020. SWU revenue in 2020 included a one-time payment of $32.4 million collected from a customer as part of the customer’s bankruptcy proceeding. Excluding this one-time payment in 2020, revenue from the sales of SWU increased $19.0 million in the three months and $26.4 million in the six months ended June 30, 2021. The volume of SWU sold increased 106 percent for the six-month period ended June 30, 2021, and the average SWU price decreased 29 percent, largely due to the variability in timing of utility customer orders and the particular contracts under which SWU were sold during the periods. There were no uranium sales in the six months ended June 30, 2021, compared to $4.8 million in the corresponding period in 2020.

Cost of sales for the LEU segment increased $8.1 million in the three months and $20.2 million in the six months ended June 30, 2021, compared to the corresponding periods in 2020, largely reflecting increases in SWU sales volume partially offset by decreases in the average SWU unit cost.

Revenue from the technical solutions segment increased $4.9 million in the three months and $8.1 million in the six months ended June 30, 2021, compared to the corresponding periods in 2020, due to increased work performed under the HALEU and X-energy contracts.

Cost of sales for the technical solutions segment increased $5.3 million in the three months and $11.7 million in the six months ended June 30, 2021, compared to the corresponding periods in 2020, largely reflecting the increase in contract work performed. Cost of sales benefited by $4.6 million in the current six-month period and $5.3 million in the prior six-month period for previously accrued contract losses attributable to work performed under the HALEU contract.

Centrus realized a gross profit of $17.1 million in the three months and $28.8 million in the six months ended June 30, 2021, compared to a gross profit of $43.8 million and $63.4 million in the corresponding periods in 2020. Gross profit in the three and six months ended June 30, 2020, included a one-time payment of $32.4 million collected from a customer as part of the customer’s bankruptcy proceeding. Excluding these proceeds from the 2020 periods, gross profit increased $5.7 million in the three-month period and decreased $2.2 million in the six-month period.

Selling, general and administrative expenses decreased $2.6 million in the three months ended June 30, 2021, and decreased $2.9 million in the six months ended June 30, 2021, compared to the corresponding periods in 2020. Consulting costs decreased $2.6 million for the quarter and $3.6 million for the six months. Compensation expense increased $0.2 million for the quarter, and other SG&A expenses increased by a net $0.2 million. Centrus ended the second quarter of 2021 with a consolidated cash balance of $176.0 million.

About Centrus Energy Corp.

Centrus Energy is a trusted supplier of nuclear fuel and services for the nuclear power industry. Centrus provides value to its utility customers through the reliability and diversity of its supply sources – helping them meet the growing need for clean, affordable, carbon-free electricity. Since 1998, the Company has provided its utility customers with more than 1,750 reactor years of fuel, which is equivalent to 7 billion tons of coal. With world-class technical and engineering capabilities, Centrus is also advancing the next generation of centrifuge technologies so that America can restore its domestic uranium enrichment capability in the future. Find out more at www.centrusenergy.com.

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Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. In this context, forward-looking statements mean statements related to future events, may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include but are not limited to the following which are, and will be, exacerbated by the novel coronavirus (“COVID-19”) pandemic and any worsening of the global business and economic environment as a result: risks related to natural and other disasters, including the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; risks related to financial difficulties experienced by customers, including possible bankruptcies, insolvencies or any other inability to pay for our products or services or delays in making timely payment; risks related to pandemics and other health crises, such as the global COVID-19 pandemic and emerging variants; the impact and potential extended duration of the current supply/demand imbalance in the market for low-enriched uranium (“LEU”); risks related to our ability to sell the LEU we procure pursuant to our purchase obligations under our supply agreements; risks related to the imposition of sanctions, restrictions or other requirements, including those imposed under the 1992 Russian Suspension Agreement (“RSA”), as amended, international trade legislation and other international trade restrictions; risks related to existing or new trade barriers and contract terms that limit our ability to deliver LEU to customers; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; movement and timing of customer orders; our dependence on others for deliveries of LEU including deliveries from the Russian government-owned entity TENEX, Joint-Stock Company (“TENEX”), under a commercial supply agreement with TENEX and deliveries under a long-term commercial supply agreement with Orano Cycle (“Orano”); risks associated with our reliance on third-party suppliers to provide essential products and services to us; the fact that we face significant competition from major producers who may be less cost sensitive or are wholly or partially government owned; our ability to compete in foreign markets may be limited for various reasons; our revenue is largely dependent on our largest customers; risks related to our sales order book, including uncertainty concerning customer actions under current contracts and in future contracting due to market conditions and our lack of current production capability; risks related to whether or when government funding or demand for high-assay low-enriched uranium (“HALEU”) for government or commercial uses will materialize; risks and uncertainties regarding funding for continuation and deployment of the American Centrifuge technology; risk related to our ability to perform and absorb costs under our agreement with the U.S. Department of Energy (“DOE”) to demonstrate the capability to produce HALEU or obtain funding to be able to continue operations and our ability to obtain and/or perform under other agreements; uncertainty regarding our ability to commercially deploy competitive enrichment technology; the potential for further demobilization or termination of our American Centrifuge work; risks that we will not be able to timely complete the work that we are obligated to perform; risks related to our ability to perform fixed-price and cost-share contracts such as our agreement with DOE to demonstrate the capability to produce HALEU, including the risk that costs could be higher than expected; risks related to our significant long-term liabilities, including material unfunded defined benefit pension plan obligations and postretirement health and life benefit obligations; risks relating to our 8.25% notes (the “8.25% Notes”) maturing in February 2027 and our Series B Senior Preferred Stock; the risks of revenue and operating results fluctuating significantly from quarter to quarter, and in some cases, year to year; the impact of financial market conditions on our business, liquidity, prospects, pension assets and insurance facilities; risks related to the Company’s capital concentration; risks related to the value of our intangible assets related to the sales order book and customer relationships; risks related to the limited trading markets in our securities; risks related to decisions made by our Class B stockholders and our Series B Senior Preferred stockholders regarding their investment in the Company based upon factors that are unrelated to the Company’s performance; risk that a small number of Class A stockholders, whose interests may not be aligned with other Class A stockholders, may exert significant influence over the direction of the Company; risks related to the use of our net operating loss (“NOLs”) carryforwards and net unrealized built-in losses (“NUBILs”) to offset future taxable income and the use of the Rights Agreement (as defined herein) to prevent an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and our ability to generate taxable income to utilize all or a portion of the NOLs and NUBILs prior to the expiration thereof; failures or security breaches of our information technology systems; our ability to attract and retain key personnel; the potential for DOE to seek to terminate or exercise its remedies under its agreements with the Company; risks related to actions, including government reviews, that may be taken by the United States government, the Russian government or other governments that could affect our ability to perform under our contract obligations or the ability of our sources of supply to perform under their contract obligations to us; risks related to our ability to perform and receive timely payment under agreements with DOE or other government agencies, including risks and uncertainties related to the ongoing funding by the government and potential audits; any changes or termination of agreements with the U.S. government; the competitive environment for our products and services; changes in the nuclear energy industry; the competitive bidding process associated with obtaining contracts, including government contracts; risks that we will be unable to obtain new business opportunities or achieve market acceptance of our products and services or that products or services provided by others will render our products or services obsolete or noncompetitive; potential strategic transactions that could be difficult to implement, disrupt our business or change our business profile significantly; the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); the impact of government regulation and policies including by the DOE and the U.S. Nuclear Regulatory Commission; risks of accidents during the transportation, handling or processing of hazardous or radioactive material that may pose a health risk to humans or animals, cause property or environmental damage, or result in precautionary evacuations; risks associated with claims and litigation arising from past activities at sites that we no longer operate, including the Paducah, Kentucky, and Portsmouth, Ohio, gaseous diffusion plants; and other risks and uncertainties discussed in this and our other filings with the Securities and Exchange Commission, including under Part I, Item1A - “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and under Part II, Item 1A – “Risk Factors” of this Quarterly Report on Form 10-Q.

These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. Readers are urged to carefully review and consider the various disclosures made in this report and in our other filings with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect our business. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of the Quarterly Report on Form 10-Q, except as required by law.

Contacts:
Investors: Dan Leistikow (301) 564-3399 or LeistikowD@centrusenergy.com
Media: Lindsey Geisler (301) 564-3392 or GeislerLR@centrusenergy.com

CENTRUS ENERGY CORP.
ADJUSTED NET INCOME PER SHARE RECONCILIATION TABLE
The Company measures Net Income per Share both on a GAAP basis and adjusted to exclude deemed dividends allocable to retired preferred stock shares (“Adjusted Net Income per Share”). We believe Adjusted Net Income per Share, a non-GAAP financial measure, provides investors with additional understanding of the Company’s financial performance and period-to-period comparability.

On February 2, 2021, the Company completed the exchange of 3,873 shares of its outstanding Preferred Stock, for (i) 231,276 shares of its Class A Common Stock, and (ii) the Warrant to purchase 250,000 shares of Class A Common Stock at an exercise price of $21.62 per share, for an aggregate valuation of approximately $7.5 million. The carrying value on the Balance Sheet was $1.00 per share par value. The aggregate liquidation preference, including accrued but unpaid dividends, was $1,291.04 per share as of December 31, 2020.

The aggregate valuation of approximately $7.5 million, less accrued but unpaid dividends attributable to the acquired and retired Series B preferred shares, is considered for purposes of Net Income per Share to be a deemed dividend to the extent it exceeds the carrying value on the Balance Sheet, or $6.6 million.

Below we present Net Income Per Share and Adjusted Net Income per Share. The non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with our GAAP results. The non-GAAP financial measure should be viewed in addition to, and not as a substitute for, or superior to, the financial measure calculated in accordance with GAAP. The non-GAAP financial measure used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Numerator (in millions):
Net income	$11.6	$33.7	$16.7	$45.0
Less: Preferred stock dividends - undeclared and cumulative	0.7	2.0	1.4	4.0
Less: Distributed earnings allocable to retired preferred shares	—	—	6.6	—
Net income allocable to common stockholders	$10.9	$31.7	$8.7	41.0

Adjusted net income, including distributed earnings allocable to retired preferred shares (Non-GAAP)	$10.9	$31.7	$15.3	$41.0

Denominator (in thousands):
Average common shares outstanding - basic	13,443	9,675	13,132	9,647
Average common shares outstanding - diluted	13,743	9,927	13,452	9,882

Net income per share (in dollars):
Basic	$0.81	$3.28	$0.66	$4.25
Diluted	$0.79	$3.19	$0.65	$4.15

Adjusted Net Income per Share (Non-GAAP) (in dollars):
Basic	$0.81	$3.28	$1.17	$4.25
Diluted	$0.79	$3.19	$1.14	$4.15

CENTRUS ENERGY CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited; in millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Separative work units	$45.2	$58.6	$83.3	$89.3
Uranium	—	4.8	—	4.8
Technical solutions	17.2	12.3	34.7	26.6
Total revenue	62.4	75.7	118.0	120.7
Cost of Sales:
Separative work units and uranium	27.0	18.9	52.4	32.2
Technical solutions	18.3	13.0	36.8	25.1
Total cost of sales	45.3	31.9	89.2	57.3
Gross profit	17.1	43.8	28.8	63.4
Advanced technology costs	0.2	0.7	0.7	1.6
Selling, general and administrative	7.8	10.4	16.0	18.9
Amortization of intangible assets	1.6	1.7	3.7	3.1
Other (income) expense, net	—	—	—	(0.1)
Operating income	7.5	31.0	8.4	39.9
Nonoperating components of net periodic benefit expense (income)	(4.3)	(2.2)	(8.6)	(4.4)
Interest expense	—	—	—	0.1
Investment income	—	—	—	(0.4)
Income before income taxes	11.8	33.2	17.0	44.6
Income tax expense (benefit)	0.2	(0.5)	0.3	(0.4)
Net income and comprehensive income	11.6	33.7	16.7	45.0
Preferred stock dividends - undeclared and cumulative	0.7	2.0	1.4	4.0
Distributed earnings allocable to retired preferred shares	—	—	6.6	—
Net income allocable to common stockholders	$10.9	$31.7	$8.7	$41.0

Net income per share:
Basic	$0.81	$3.28	$0.66	$4.25
Diluted	$0.79	$3.19	$0.65	$4.15
Average number of common shares outstanding (in thousands):
Basic	13,443	9,675	13,132	9,647
Diluted	13,743	9,927	13,452	9,882

CENTRUS ENERGY CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except share and per share data)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$176.0	$152.0
Accounts receivable	19.0	29.6
Inventories	86.5	64.8
Deferred costs associated with deferred revenue	137.2	151.9
Other current assets	7.2	7.8
Total current assets	425.9	406.1
Property, plant and equipment, net of accumulated depreciation of $2.9 as of June 30, 2021 and $2.7 as of December 31, 2020	5.1	4.9
Deposits for financial assurance	5.7	5.7
Intangible assets, net	59.1	62.8
Other long-term assets	4.8	6.8
Total assets	$500.6	$486.3

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$38.7	$50.6
Payables under SWU purchase agreements	29.0	21.3
Inventories owed to customers and suppliers	0.3	4.9
Deferred revenue and advances from customers	276.0	283.2
Current debt	6.1	6.1
Total current liabilities	350.1	366.1
Long-term debt	104.9	108.0
Postretirement health and life benefit obligations	126.2	130.8
Pension benefit liabilities	114.4	124.4
Advances from customers	45.1	45.2
Other long-term liabilities	31.3	32.4
Total liabilities	772.0	806.9
Stockholders’ deficit:
Preferred stock, par value $1.00 per share, 20,000,000 shares authorized
Series A Participating Cumulative Preferred Stock, none issued	—	—
Series B Senior Preferred Stock, 7.5% cumulative, 37,847 and 41,720 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $50.3 as of June 30, 2021 and $53.9 as of December 31, 2020	0.1	0.1
Class A Common Stock, par value $0.10 per share, 70,000,000 shares authorized, 13,250,103 and 11,390,189 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	1.3	1.1
Class B Common Stock, par value $0.10 per share, 30,000,000 shares authorized, 719,200 shares issued and outstanding as of June 30, 2021 and December 31, 2020	0.1	0.1
Excess of capital over par value	125.1	85.0
Accumulated deficit	(398.6)	(407.7)
Accumulated other comprehensive income, net of tax	0.6	0.8
Total stockholders’ deficit	(271.4)	(320.6)
Total liabilities and stockholders’ deficit	$500.6	$486.3

CENTRUS ENERGY CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Six Months Ended June 30,
	2021	2020
OPERATING
Net income	$16.7	$45.0
Adjustments to reconcile net income to cash used in operating activities:
Depreciation and amortization	4.0	3.4
Changes in operating assets and liabilities:
Accounts receivable	10.6	(10.1)
Inventories, net	(11.1)	0.2
Accounts payable and other liabilities	1.6	(1.8)
Payables under SWU purchase agreements	7.8	(5.1)
Deferred revenue and advances from customers, net of deferred costs	(7.8)	(19.3)
Accrued loss on long-term contract	(4.7)	(5.3)
Pension and postretirement benefit liabilities	(14.8)	(16.6)
Other, net	0.6	1.2
Cash provided by (used in) operating activities	2.9	(8.4)

INVESTING
Capital expenditures	(0.7)	(0.1)
Cash (used in) investing activities	(0.7)	(0.1)

FINANCING
Proceeds from the sale of common stock, net	27.2	—
Exercise of stock options	0.4	0.2
Payment of equity issuance costs	(0.3)	—
Withholding of shares to fund grantee tax obligations under stock-based compensation plan	(2.4)	—
Payment of interest classified as debt	(3.1)	(3.1)
Cash provided by (used) in financing activities	21.8	(2.9)

Increase (decrease) in cash, cash equivalents and restricted cash	24.0	(11.4)
Cash, cash equivalents and restricted cash, beginning of period	157.9	136.6
Cash, cash equivalents and restricted cash, end of period	$181.9	$125.2

Non-cash activities:
Common stock and warrant issued in exchange for preferred stock	$7.5	$—
Reclassification of stock-based compensation liability to equity	$7.5	$—
Property, plant and equipment included in accounts payable and accrued liabilities	$0.1	$—
Disposal of right to use lease assets from lease modification	$1.0	$—